Exhibit 99.1

FOR IMMEDIATE RELEASE:	Contact:
August 19, 2010	Ginny Dunn
4:30 p.m. ET	Associate Director
Corporate Communications &
Investor Relations
240-864-2643

ENTREMED RECEIVES NASDAQ LISTING RULE 5550(b)(2)
DETERMINATION LETTER

ROCKVILLE, MD – August 19, 2010 – EntreMed, Inc. (Nasdaq: ENMD), a clinical-stage pharmaceutical company developing therapeutics for the treatment of cancer, today announced that it has received a NASDAQ Staff Determination Letter indicating that the Company is currently not in compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement for continued listing on the NASDAQ Capital Market as set forth in NASDAQ Marketplace Rule 5550(b)(2), which requires the Company to have a minimum MVLS of $35 million for at least 30 consecutive business days. The Company has been given 180 calendar days, or until February 14, 2011, to regain compliance with Rule 5550(b)(2). In order to regain compliance with Rule 5550(b)(2), EntreMed’s MVLS must close at $35 million or more for a minimum of 10 consecutive trading days. If, at any time prior to February 14, 2011, the MVLS is $35 million or more for 10 consecutive trading days, NASDAQ will provide written confirmation of compliance. The NASDAQ notification letter has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Capital Market.

NASDAQ’s Rule 5550(b), regarding continued listing requirements, requires that the companies listed on The NASDAQ Capital Market maintain a minimum stockholders' equity of $2.5 million, a MVLS of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. If the Company does not regain compliance with Rule 5550(b)(2) by satisfying the MVLS requirement, or one of the other requirements of Rule 5550(b) by February 14, 2011, then NASDAQ will provide written notification to the Company that its securities will be subject to delisting from the NASDAQ Capital Market. At that time, the Company will be permitted to appeal NASDAQ’s determination to a Listing Qualifications Panel.

The Company intends to actively monitor its MVLS and alternative continued listing requirements to regain compliance with NASDAQ listing standards.  The Company may seek to raise additional capital in conjunction with clinical developments over the course of the remaining year to increase stockholders’ equity.

About EntreMed

EntreMed, Inc. is a clinical-stage pharmaceutical company committed to developing ENMD-2076, a selective angiogenic kinase inhibitor, for the treatment of cancer. ENMD-2076 is currently in a multi-center Phase 2 study in ovarian cancer and in several Phase 1 studies in solid tumors, multiple myeloma, and leukemia. Additional information about EntreMed is available on the Company’s web site at www.entremed.com and in various filings with the Securities and Exchange Commission.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in Securities and Exchange Commission filings under "Risk Factors," including the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility of our common stock; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; the failure to consummate a transaction to monetize the royalty stream for any reason, including our inability to obtain the required third-party consents; declines in actual sales of Thalomid® resulting in reduced revenues; risks associated with the Company’s product candidates; the early-stage products under development; results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; success in the clinical development of any products; dependence on third parties; future capital needs; and risks relating to the commercialization, if any, of the Company's proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks).

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